Exhibit 99(a)(1)(A)

FITBIT, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING STOCK OPTIONS FOR
RESTRICTED STOCK UNITS

June 21, 2017

FITBIT, INC.
Offer to Exchange Certain Outstanding Stock Options
for Restricted Stock Units

This offer and withdrawal rights will expire at 9:00 p.m. Pacific Time on July 19, 2017, unless we extend the expiration date.

By this offer, Fitbit, Inc. (referred to as “Fitbit,” the “Company,” “we,” “our” or “us”) is giving eligible employees of Fitbit and its subsidiaries the opportunity to exchange some or all of their outstanding stock options granted under our 2015 Equity Incentive Plan and Amended and Restated 2007 Stock Plan, that are outstanding and unexercised as of immediately prior to the commencement of this offer, whether vested or unvested, for a lesser number of restricted stock units that may be settled for shares of our Class A common stock under our 2015 Equity Incentive Plan. Restricted stock units are a promise by Fitbit to issue shares of our Class A common stock in the future provided that the vesting criteria are satisfied. Only stock options that have an exercise price that is greater than the fair market value of our Class A common stock and Class B common stock on the date following the expiration of this offer on which we cancel the surrendered stock options for restricted stock units will be eligible for exchange. Such date is currently anticipated to occur on the first business date after expiration of this offer. If you have tendered eligible options pursuant to this offer which, due to fluctuations in the stock price, are not underwater on the exchange date, these options will not be exchanged for new restricted stock units and you will continue to hold those stock options. Our stockholders approved the implementation of the stock option exchange program at our 2017 annual meeting of stockholders on May 25, 2017.
You are an eligible employee if you are an employee of Fitbit or any of its subsidiaries as of the start of the offer and remain an employee of Fitbit or any of its subsidiaries through the exchange date. James Park, our President, Chief Executive Officer, and Chairman, Eric Friedman, our Chief Technology Officer, Bill Zerella, our Chief Financial Officer (the “Excluded Officers”), and members of our board of directors are not eligible to participate in the offer.
If you participate in the offer, you will receive a restricted stock unit representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option. If you exchange an odd number of shares subject to eligible stock options, the number of restricted stock units granted will be rounded down to the nearest whole number of restricted stock units.
We will grant the restricted stock units on the exchange date. If the expiration date of the offer is extended, the exchange date similarly will be delayed. The restricted stock units will be granted under our 2015 Plan.
The vesting of the restricted stock units will depend on your continued service with us or our subsidiaries through each applicable vesting date. As detailed in Section 9 of this Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units (the “Offer to Exchange”), the restricted stock units granted in exchange for surrendered eligible stock options will generally vest quarterly over the remaining vesting period of the exchanged options, provided that any restricted stock units issued will have a minimum vesting period of one year. Therefore, no restricted stock units will be vested when granted, even if the applicable exchanged stock option previously was partially or fully vested.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “FIT.” On June 20, 2017, the closing price of our Class A common stock was $5.03 per share. You should evaluate the risks related to our business, our Class A common stock and this offer, and review the current market price of our Class A common stock, among other factors, before deciding to participate in this offer.
See “Risks of Participating in the Offer” beginning on page 20 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT
To participate in the offer, you must submit your election form via Fitbit’s offer website at https://fitbit.equitybenefits.com (for eligible employees other than those residing in France, Germany or Italy) or in hardcopy (for eligible employees residing in France, Germany or Italy) by the expiration date, currently expected to be 9:00 p.m. Pacific Time on July 19, 2017.
Your delivery of all documents, including election forms, is at your own risk. Only election forms that are properly completed and actually received by Fitbit by the deadline via the offer website (for eligible employees other than those residing in France, Germany and Italy) or in hardcopy (for eligible employees residing in France, Germany and Italy) will be accepted. Election forms submitted by any other means, including by email, facsimile (other than in France, Germany and Italy), interoffice, U.S. mail (or other post), and Federal Express (or similar delivery service) are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the confirmation statement (the “Confirmation Statement”) generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form in hardcopy, we intend to confirm the receipt of your election form by email within two U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form in hardcopy within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent Fitbit from providing a confirmation by email prior to the expiration of the offer.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or non-U.S. securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.
You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
Offer to Exchange dated June 21, 2017
You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer to exchange stock options for restricted stock units in any jurisdiction in which the offer is not permitted. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

 SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the accompanying launch email announcing this offer dated June 21, 2017 and the election form attached to the launch email, together with its associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?

A1.
This offer is a voluntary opportunity for eligible employees to exchange certain outstanding “underwater” options for a lesser number of RSUs. The RSUs granted in exchange for surrendered eligible options will generally vest quarterly over the remaining vesting period of the applicable eligible options, provided that any RSUs issued will have a minimum vesting period of one year.

The following are some terms that are frequently used in this Offer to Exchange.
Terms Used in This Offer to Exchange

•	“2007 Plan” refers to the Fitbit, Inc. Amended and Restated 2007 Stock Plan, as amended.

•	“2015 Plan” refers to the Fitbit, Inc. 2015 Equity Incentive Plan.

•	“Class A common stock” refers to the Class A common stock of Fitbit.

•	“Class B common stock” refers to the Class B common stock of Fitbit.

•	“common stock” refers to the Class A common stock and Class B common stock.

•
“eligible employee” refers to an employee of Fitbit or any of its subsidiaries as of the start of the offer who remains an employee of Fitbit or any of its subsidiaries through the exchange date. However, the Excluded Officers and the members of our board of directors are not eligible employees and therefore cannot participate in the offer.

•	“eligible option grant” refers to all of the eligible options issued by Fitbit to an individual that is part of the same grant and subject to the same award agreement.

•
“eligible options” refers to options to purchase shares of Class A common stock or Class B common stock that have a per share exercise price greater than the closing price of our common stock on the exchange date, that remain outstanding and unexercised as of the expiration date and that were granted under the 2015 Plan or the 2007 Plan.

•	“exchanged options” refers to eligible options that are exchanged pursuant to this offer.

•
“exchange date” refers to the date when exchanged options will be canceled and the RSUs will be granted pursuant to this offer. This cancellation of exchanged options will occur after the offer expires. We expect that the exchange date will be July 20, 2017. If the expiration date is extended, then the exchange date similarly will be delayed.

•
“expiration date” refers to the date that this offer expires. We expect that the expiration date will be July 19, 2017, at 9:00 p.m. Pacific Time. We may extend the offer at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•
“offer period” or “offering period” refers to the period from the start of this offer to the expiration date. This period will commence on June 21, 2017, and we expect it to end at 9:00 p.m. Pacific Time on July 19, 2017.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units.

•	“options” refers to options to purchase shares of Class A common stock or Class B common stock.

•
“RSUs” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. RSUs are promises by Fitbit to issue shares of our Class A common stock in the future provided that the vesting criteria are satisfied. RSUs granted in connection with this offer will be granted on the exchange date under the 2015 Plan and subject to the terms and conditions of a RSU award agreement, including any applicable country-specific appendix, between you and Fitbit.

•	“Stock Plans” refers to the 2015 Plan and 2007 Plan.

Q2. How do I participate in this offer?

A2.
Participation in this offer is voluntary. If you are an eligible employee, at the start of the offer you will receive a launch email, dated June 21, 2017, announcing the commencement of this offer. If you want to participate in the offer, you must complete the election process outlined in Section 4, “Procedures for electing to exchange options” by the expiration date, currently expected to be 9:00 p.m. Pacific Time on July 19, 2017. If you do not want to participate, no action is necessary.

All eligible employees can access the offer website, https://fitbit.equitybenefits.com, and view information with respect to the offer, the offer documents, and their eligible options. However, eligible employees residing in France, Germany or Italy are required to submit elections in hardcopy and not via the offer website.
If you elect to exchange any eligible option grant in this offer, you must elect to exchange all remaining shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. Personalized information regarding your outstanding eligible option grants will be provided via the offer website and will list your eligible option grants, the grant date and per share exercise price of your eligible option grants, the number of shares subject to each of your eligible option grants scheduled to be vested as of July 19, 2017, the number of shares subject to your eligible option grants as of July 19, 2017 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before it is scheduled to be fully vested, and the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. If you need an election form or other offer documents or are unable to access your grant information, you may contact:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
We will strictly enforce the offering period and you will not be able to tender eligible options following the expiration date, subject only to an extension that we may grant in our discretion. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4, “Procedures for electing to exchange options,” below.)
We may extend the offering period. If we do so, we will issue a press release, email, or other communication disclosing the extension no later than 6:00 a.m. Pacific Time on the U.S. business day following the previously scheduled expiration date.
Your delivery of all documents, including election forms, is at your risk. If you submit your election via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form in hardcopy, we intend to confirm the receipt of your election form by email within two U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form via hardcopy within the last two U.S. business days prior to the expiration of the offer, it is possible that Fitbit may not be able to confirm receipt prior to the expiration of the offer. Only election forms that are properly completed and actually received by Fitbit by the deadline via the offer website (for all eligible employees other than those residing in France, Germany or Italy) or in hardcopy (for eligible employees residing in France, Germany or Italy) will be accepted. Due to applicable requirements under local law, eligible employees residing in France, Germany and Italy may only submit election forms in hardcopy. Election forms submitted by any other means, including email, facsimile, interoffice, U.S. mail (or similar post), and Federal Express (or similar delivery service), are not permitted.
(See Section 4, “Procedures for electing to exchange options,” below.)

Q3. What will I receive for the options that I exchange?

A3.
Except as specified in Question and Answer 8 below, all eligible employees who properly tender eligible options pursuant to this offer will receive a RSU representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option, rounded down. RSUs are promises by Fitbit to issue shares of Class A common stock in the future once the vesting requirements are satisfied. You do not have to make any cash payment to Fitbit to receive your RSUs or the Class A common stock upon the vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting of the RSUs and issuance of shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement, including any applicable country-specific appendix. (See Section 9, “Source and amount of consideration; terms of RSUs,” below.)

Q4. How many RSUs will I receive for the options that I exchange?

A4.
This offer is not a one-for-one exchange of your eligible options for RSUs. Instead, eligible employees will receive a RSU representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option. If an eligible employee tenders an odd number of shares subject to eligible stock options, the number of RSUs granted will be rounded down to the nearest whole number of RSUs.

Example

Assume that you hold an eligible option grant to purchase 1,000 shares of Class B common stock under our 2007 Plan. If you exchange this eligible option grant pursuant to the offer, then on the exchange date you will receive a RSU settleable for 500 shares of Class A common stock. Further, assume that you hold an eligible option grant to purchase 1,001 shares of Class B common stock under our 2007 Plan. If you exchange this eligible option grant pursuant to the offer, then on the exchange date you will also receive a RSU settleable for 500 shares of Class A common stock.

Q5. Who may participate in this offer?

A5.
You may participate in this offer if you have eligible options, you are an eligible employee at the time of this offer and you remain an eligible employee through the exchange date. However, the Excluded Officers and the members of our board of directors cannot participate in the offer. (See Section 1, “Eligibility,” below.)

Q6. Why is Fitbit making this offer?

A6.
We believe that this offer will foster retention of valuable employees of Fitbit and its subsidiaries, provide meaningful incentive to them, and better align the interests of employees with the interests of our stockholders to maximize stockholder value. Previously, we submitted for stockholder approval a proposal to implement this stock option exchange program, as described in our definitive proxy statement filed with the SEC on April 13, 2017. Our stockholders approved the program at our 2017 annual meeting of stockholders held on May 25, 2017.

We rely on a skilled and educated, technical, and managerial workforce. Competition for these types of employees is intense. Equity awards have been, and continue to be, a key part of our incentive compensation and retention program. We believe that to develop and market our products and services, we need to maintain competitive compensation and incentive programs. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees.
Since our initial public offering in June 2015, the market price of our Class A common stock has fluctuated significantly. Our Class A common stock traded for more than $47.00 a share in July 2015, but in recent times has traded for significantly less. As a result, a number of our employees who hold outstanding stock options are holding options that are “underwater” (meaning the exercise prices per share of the options are higher than the current market price of our Class A common stock).
The weighted average exercise price per share of options held by our eligible employees was $5.40 compared to a $5.03 closing price on June 20, 2017, for our Class A common stock. Consequently, as of June 20, 2017, approximately 61% of the outstanding options held by eligible employees were underwater.
These stock options have become less effective in retaining and motivating our employees, who may view their underwater options as having lesser value due to the difference between the per share exercise price and the current market price of a share of our Class A common stock. At the same time, the labor market remains extremely competitive. The failure to address the underwater option issue in the near to medium term could make it more difficult for us to retain our employees. If we cannot retain these individuals, our business, results of operations and future stock price could be adversely affected. We believe that it is essential to continue to retain and motivate our employees and that the inherent value of the new RSUs may be more effective in retaining and incentivizing employees than the existing underwater options. (See Section 3, “Purposes of the offer,” below.)

Q7. Which of my options are eligible?

A7.
Your eligible options are those options to purchase shares of common stock of Fitbit that were granted under the 2015 Plan or 2007 Plan, have a per share exercise price greater than the price of our Class A common stock on the exchange date, whether vested or unvested, are properly elected to be exchanged, are not validly withdrawn before the expiration date and remain outstanding and unexercised as of the expiration date, currently expected to occur on July 19, 2017. If you have tendered eligible options pursuant to this offer which, due to fluctuations in the stock price, are not underwater on the exchange date, these options will not be exchanged for new RSUs and you will continue to hold those stock options.

Example

The closing price of our Class A common stock on the trading date prior to the commencement of this offer was $5.03 per share. Assume that during the 20 business days following the commencement of this offer, the price of our Class A common stock fell such that it was $4.25 per share on the exchange date (assumed here to be July 20, 2017).

If you held an outstanding and unexercised option on the commencement date of this offer that had an exercise price of $4.52, you may elect to tender your option for exchange before the end of the 20 business day period, even if your option is not underwater on the date that you tender your option.

In this example, your tendered option would be exchanged on the exchange date because the fair market value on the exchange date ($4.25) is lower than the exercise price of your stock option ($4.52). Conversely, if the fair market value on the exchange date was higher than the exercise price of your previously tendered stock option, your stock option would not be exchanged and you would continue to hold that option.

To help you make an informed decision, please refer to the grant information available via the offer website, that lists your eligible option grants, the grant date and per share exercise price of each of your eligible option grants, the number of shares subject to each of your eligible option grants as of July 19, 2017 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before it is scheduled to be fully vested, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs (you will be able to see the exact vesting schedule for each replacement RSU by clicking on “Vesting Details” on the “Make My Election” page of the offer website). If you are unable to access your eligible option information, you may contact:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com

(See Section 2, “Number of RSUs; expiration date,” below.)

Q8. Are there circumstances under which I would not be granted RSUs?

A8.
Yes. If, for any reason, you no longer are an employee of Fitbit or its subsidiaries on the exchange date, you will not receive any RSUs. Instead, you will keep your current eligible options and those options will vest and expire in accordance with their original terms. Except as provided by applicable law and/or any employment or other service agreement between you and your employer, your employment or other service with Fitbit or its subsidiaries will remain “at-will” regardless of your participation in the offer and can be terminated by you or Fitbit or its subsidiaries at any time, with or without cause or notice. (See Section 1, “Eligibility,” below.)

Moreover, even if we accept your eligible options, we will not grant RSUs to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting RSUs as a result of changes in SEC or New York Stock Exchange rules. We do not anticipate any such prohibitions at this time.
In addition, if you have tendered eligible options pursuant to this offer which, due to fluctuations in the stock price, are not underwater on the exchange date, these options will not be exchanged for new RSUs and you will continue to hold those stock options. (See Question and Answer 7, “Which of my options are eligible,” above.)
Also, if you hold an option that expires after the start of, but before the cancellation of, options under this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled exchange date or, if we extend the offer such that the exchange date is a later date and you hold options that expire before the rescheduled exchange date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15, “Extension of offer; termination; amendment,” below.)

Q9. Am I required to participate in this offer?

A9.	No. Participation in this offer is completely voluntary. (See Section 2, “Number of RSUs; expiration date,” below.)

Q10. Are you making any recommendation as to whether I should exchange my eligible options?

A10.
No. Neither we nor our board of directors are making any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. We understand that the decision of whether or not to exchange eligible options in this offer may require consideration of various factors for many employees. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 20 for information regarding some of these risks), and there are no guarantees as to whether you would ultimately receive greater value from your eligible options or from the RSUs you will receive in exchange. You must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial adviser. (See Section 3, “Purposes of the offer,” below.)

Q11. Do I have to pay for my RSUs?

A11.
No. You do not have to make any cash payment to Fitbit to receive your RSUs or the Class A common stock upon the vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation with respect to the RSUs, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement, including any applicable country-specific appendix. (See Section 9, “Source and amount of consideration; terms of RSUs,” below.)

Q12. When will my RSUs vest?

A12.
Vesting of the RSUs will be determined based on the vesting of the stock options exchanged. The new RSUs will generally vest quarterly over the remaining vesting period of the surrendered stock option (subject to a one-year minimum vesting period), subject to the eligible employee’s continued service with us over the remaining vesting period. For example, if your eligible option grant had a four-year vesting schedule and you have vested for three years, all of the shares subject to your eligible option exchanged for the new RSU will have a one-year vesting schedule. For example, if you hold an eligible option grant to purchase 1,000 shares with a four-year vesting period and you have vested for three years such that 750 shares of such option are vested, all 1,000 shares subject to your eligible option will be exchanged for a new RSU for 500 shares which will vest quarterly over a one-year period.

In some instances, the RSUs issued will have a longer vesting period than your current options. If, for example, your eligible option had a four-year vesting schedule and you were fully vested, the new RSU would vest quarterly over a one-year period.

In addition, to the extent applicable for particular eligible employees, the RSUs will continue to be subject to any accelerated vesting terms subject to the exchanged options.

Q13. If I participate in this offer, do I have to exchange all of my eligible options?

A13.
No. You may decide which of your eligible option grants you wish to exchange. However, if you decide to participate in this offer and to exchange an eligible option grant, you must exchange all remaining shares subject to that eligible option grant.

For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or any two of the three eligible option grants, or any one of the three eligible option grants, or none at all.
You should note that we are not accepting partial tenders of eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you previously exercised partially. For example, you may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant in the example above). We also will accept partial tenders under specified circumstances with respect to any option grants covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (see Question and Answer 14 below). You otherwise may not elect to exchange only some of the shares covered by any particular eligible option grant. (See Section 2, “Number of RSUs; expiration date,” below.)

Q14. What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A14.
If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, you may accept this offer only with respect to the portion of the eligible option grant beneficially owned by you. Any portion beneficially owned by a person who is not an eligible employee may not be exchanged in this offer (even if legal title to that portion of the award is held by you and you are an eligible employee).
For example, if you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 600 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 1,400 shares that remain outstanding subject to the eligible option grant that are not beneficially owned by your former spouse, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2, “Number of RSUs; expiration date,” below.)

Q15. When will my exchanged options be canceled?

A15.
Your exchanged options will be canceled following the expiration of the offer on the exchange date, which we currently anticipate will be the first business date after the expiration date. Accordingly, we expect that the exchange date will be July 20, 2017, unless the offer period is extended. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below.)

Q16. When will I receive RSUs?

A16.
We will grant the RSUs on the exchange date, which we currently anticipate will be the first business date after the expiration date. Accordingly, we expect the RSUs will be granted on July 20, 2017. If the expiration date of the offer is extended, the exchange date similarly will be delayed. You will receive your RSU award agreement (and any applicable country-specific appendix) promptly after the expiration of the offer. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below.)

You will receive the shares of Class A common stock subject to the RSUs if and when your RSUs vest. RSUs will be subject to the terms and conditions set forth in the 2015 Plan and award agreement under which the RSU award is granted.

Q17. Once my exchanged options are canceled pursuant to the offer, is there anything I must do to receive the RSUs?

A17.
No. Once your exchanged options have been canceled, there is nothing that you must do to receive your RSUs. In order to receive the shares covered by the RSU grant, you will need to remain a service provider to Fitbit or its subsidiaries through the applicable vesting date, as described in Question and Answer 12. (See Section 1, “Eligibility,” below.)

Q18. Do I need to exercise my RSUs in order to receive shares?

A18.
No. RSUs do not need to be exercised in order to receive shares. If your RSUs vest in accordance with the vesting schedule set forth in your RSU award agreement, you automatically will receive the shares subject to the RSUs promptly thereafter in accordance with the terms of the 2015 Plan and the applicable RSU award agreement, including any applicable country-specific appendix (less any shares used to satisfy any applicable tax withholding). RSUs that do not vest will be forfeited to Fitbit and you will receive no payment for them. (See Section 9, “Source and amount of consideration; terms of RSUs,” below.)

Q19. May I exchange Fitbit common stock that I acquired upon a prior exercise of Fitbit options?

A19.
No. This offer relates only to certain outstanding options to purchase shares of Fitbit common stock. You may not exchange in this offer any shares of Fitbit common stock you acquired upon a prior exercise of options. (See Section 2, “Number of RSUs; expiration date,” below.)

Q20. Will I be required to give up all of my rights under the canceled options?

A20.
Yes. Once we have accepted your exchanged options, your exchanged options will be canceled and you will no longer have any rights under those options. We intend to cancel all exchanged options on the exchange date. If we do not extend the offer, we expect that the exchange date will be July 20, 2017. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below.)

Q21. Will the terms and conditions of my RSUs be the same as my exchanged options?

A21.
No. RSUs are a different type of equity award from options, and so the terms and conditions of your RSUs necessarily will be different from your options. Your RSUs will be granted under the 2015 Plan and will be subject to a RSU award agreement, including any applicable country-specific appendix, between you and Fitbit. The form of RSU award agreement under the 2015 Plan is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. See Section 9 below for more details on the terms and conditions of RSUs.

The vesting of the RSUs may also differ from the corresponding exchanged options as there will be a minimum one year vesting period and the RSUs will vest quarterly, not monthly. Until your RSUs vest and you are issued shares in payment for the vested RSUs, you will not have any of the rights or privileges of a stockholder of Fitbit as to the shares of Class A common stock associated with such RSUs. Once you have been issued the shares of Class A common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.
The tax treatment of the RSUs will differ from the tax treatment of your options. Please see Question and Answer 24 and the remainder of this Offer to Exchange for further details. Also, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. (See Section 9, “Source and amount of consideration; terms of RSUs,” below.)

Q22. What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A22.
If you choose not to participate or if your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or canceled or they expire by their existing terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement and country-specific appendix related to such option grant. (See Section 6, “Acceptance of options for exchange and issuance of RSUs,” below.)

Q23. How does Fitbit determine whether an option has been properly tendered?

A23.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any eligible option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this offer. No tender of eligible options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We are not obligated to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. (See Section 4, “Procedures for electing to exchange options,” below.)

Q24. Will I have to pay taxes if I participate in the offer?

A24.
If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the exchange date. However, you normally will have taxable income when the shares underlying your RSUs are issued to you following vesting. If you are an employee of Fitbit or its subsidiaries, Fitbit (or its applicable subsidiary) also typically will have a tax withholding obligation at the time the shares are issued to you. You also may have a taxable capital gain when you sell the shares issued to you pursuant to the RSUs. Note that the tax treatment of RSUs differs from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. We will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU award agreement (and any applicable country-specific appendix), including, in our discretion, by requiring a cash payment rather than through the sale of shares. Please see Section 14 below for a reminder of the general tax consequences associated with your eligible options as well as the “Risks of Participating in the Offer” below.

If you participate in the offer and are subject to tax outside of the United States, please refer to Schedules B through M of this Offer to Exchange for a description of certain income tax and social insurance contribution consequences and other tax or legal consequences that may apply to you.
In addition, you should consult with your tax adviser to determine the personal tax consequences to you of participating in this offer. If you are a citizen or a tax resident of, or otherwise are subject to the tax laws of, more than one country (including any country outside of the United States other than those countries for which a tax discussion is provided in Schedules B through M), you should be aware that there may be additional or different income tax and social insurance contribution consequences that may apply to you.

Q25. What if Fitbit is acquired by another company?

A25.
Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with, or are acquired by, another entity prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the applicable Stock Plan under which they were granted and the relevant award agreements. Further, if we are acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs in exchange for them. If we are acquired prior to the expiration of the offer but do not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

If, after the offer, we subsequently are acquired by, or merge with, another company, your exchanged options might have been worth more than the RSUs that you receive in exchange for them.
A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer may receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
Further, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees of Fitbit or its subsidiaries before or following the completion of this offer. Termination of your employment for this or any other reason before the exchange date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options. Termination of your employment for this or any other reason following the exchange date would cause any unvested RSUs to lapse and you will not be entitled to any shares of Class A common stock subject to the lapsed RSUs.
If we are acquired after your tendered options have been accepted, canceled, and exchanged for RSUs, your RSUs will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the 2015 Plan and your RSU award agreement. (See Section 9, “Source and amount of consideration; terms of RSUs,” below.)

Q26. Will I receive a RSU award agreement?

A26.
Yes. All RSUs will be subject to a RSU award agreement, including any applicable country-specific appendix, between you and Fitbit, as well as to the terms and conditions of the 2015 Plan. The form of RSU award agreement under the 2015 Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2015 Plan and the form of the RSU award agreement under the 2015 Plan are available on the SEC website at www.sec.gov. (See Section 9, “Source and amount of consideration; terms of RSUs,” below.)

Q27. Are there any conditions to this offer?

A27.
Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions is not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 2, “Number of RSUs; expiration date,” and Section 7, “Conditions of the offer,” below.)

Q28. If you extend or change the offer, how will you notify me?

A28.
If we extend or change this offer, we will issue a press release, email, or other form of communication disclosing the extension or change no later than 6:00 a.m. Pacific Time on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Section 2, “Number of RSUs; expiration date,” and Section 15, “Extension of offer; termination; amendment,” below.)

Q29. Can I change my mind and withdraw from this offer?

A29.
Yes. You may change your mind after you have submitted an election form and withdraw some or all of your elected eligible options from the offer at any time before the offer expires (the expiration date currently is expected to be July 19, 2017, at 9:00 p.m. Pacific Time). If we extend the expiration date, you may withdraw your election form at any time until the extended offer expires.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m. Pacific Time on August 16, 2017 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. (See Section 5, “Withdrawal rights and change of election,” below.)

Q30. May I change my mind about which options I want to exchange?

A30.
Yes, but only before the offer expires. You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the offer expires by completing and submitting a new election via the offer website. If we extend the expiration date, you may change your election at any time until the extended offer expires via the offer website (for eligible employees other than those residing in France, Germany or Italy) or via hardcopy (for eligible employees residing in France, Germany or Italy). You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive by the expiration date. Please be sure that any completed and new election form you submit includes all of the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election form. (See Section 4, “Procedures for electing to exchange options,” and Section 5, “Withdrawal rights and change of election,” below.)

Q31. How do I change my election and add or withdraw some or all of my eligible option grants?

A31.
To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from the offer, you must deliver a valid new election form indicating only the eligible option grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your eligible options, by completing the election process outlined below by the expiration date, currently expected to be 9:00 p.m. Pacific Time on July 19, 2017.

All eligible employees can access the offer website https://fitbit.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible employees residing in France, Germany or Italy may only submit valid new election forms via hardcopy and not via the offer website.
Election Changes and Withdrawals via the Offer Website
1. Access Fitbit’s offer website by going to https://fitbit.equitybenefits.com and enter your Fitbit email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated June 21, 2017, announcing the offer.
2. After logging into the offer website, review the information and proceed through to the Election page. You will be provided with personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of July 19, 2017 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before they are scheduled to be fully vested the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. While eligible employees residing in France, Germany or Italy may only submit elections in hardcopy, they can access their eligible option schedule via the offer website.
3. On the Election page, select the appropriate box next to your previously selected eligible option grants to indicate those eligible option grants that you do not want to exchange in the offer.
4. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.
5. Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the offer.
Your delivery of all documents, including election forms, is at your own risk. Only election forms that are complete and actually received by the deadline via the offer website (for eligible employees other that those residing in France, Germany or Italy) or in hardcopy (for eligible employees in France, Germany or Italy) will be accepted. Election forms submitted by any other means, including by email, facsimile, interoffice, U.S. mail (or other post), and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form in hardcopy, we intend to confirm the receipt of your election form by email within two U.S. business days after receiving your election form. Note that if you submit any election form in hardcopy within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent Fitbit from providing confirmation by email prior to the expiration of the offer. (See Section 5, “Withdrawal rights and change of election,” below.)

Q32. What if I withdraw my election and then decide that I do want to participate in this offer?

A32.
If you withdraw your election to participate and then again decide to participate in this offer, you may reelect to participate by submitting a new, properly completed election form via the offer website (for eligible employees other than those residing in France, Germany or Italy) or in hardcopy (for eligible employees residing in France, Germany or Italy) before the expiration date, that is signed (electronically or otherwise) and dated after the date of your previously submitted election form. Due to applicable requirements under local law, eligible employees residing in France, Germany and Italy may only submit election forms in hardcopy. (See Question and Answer 31 and Section 5, “Withdrawal rights and change of election,” below.)

Q33. Will my decision to participate in the offer have an impact on my ability to receive options or other equity awards in the future?

A33.
No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options, other equity awards, or any other rights to you or anyone else. (See Section 1, “Eligibility,” below.)

Q34. Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A34.	You should direct questions about this offer and requests for printed copies of this Offer to Exchange and the other offer documents to:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
(See Section 10, “Information concerning Fitbit,” below.)

RISKS OF PARTICIPATING IN THE OFFER
Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading “Risk Factors” in our quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2017, and in our annual report on Form 10-K for the fiscal year ended December 31, 2016, each filed with the SEC, highlight some of the material risks of participating in this offer. You should consider these risks carefully and are encouraged to speak with an investment and tax adviser as necessary before deciding whether to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the offer, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you.
This offer and our SEC reports referred to above include “forward-looking statements,” including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations. Generally, the words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “could,” “would,” “project,” “plan,” “intend,” and “expect,” the plural of such terms, the negatives of such terms, or other comparable terminology and similar expressions identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks, and uncertainties, including the risk factors set forth in this discussion and our SEC reports referred to above. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Offer to Exchange.
The following discussion should be read in conjunction with the summary financial statements attached as Schedule A, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K and 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks Related to this Offer to Exchange
Economic Risks
If the price of our common stock increases after the date on which your exchanged options are canceled, your canceled options might be worth more than the RSUs that you receive in exchange for them.
The exchange ratio of this offer is not one-for-one with respect to exchanged options. Therefore, it is possible that, at some point in the future, your eligible options would have been economically more valuable than the RSUs granted pursuant to this offer. For example, this could occur if the appreciation in our stock price results in a gain over the exercise price of the eligible options that exceeds the value of the RSUs granted in exchange for the eligible options. For illustrative purposes only, the following provides an example.
Example
Assume that you exchange a nonstatutory stock option to purchase 2,000 shares of Class A common stock with a per share exercise price of $5.00 for 1,000 RSUs. Assume, for illustrative purposes only, that the price of our Class A common stock increases to $20.00 per share. Under this example, if you had kept your exchanged options and exercised and sold the underlying shares at $20.00 per share, you would have realized ordinary income of $30,000, but if you exchanged your options for RSUs and sold the shares subject to the RSU grant at $20.00 per share, you would realize ordinary income of only $20,000.
If, after the offer, we subsequently are acquired by or merge with another company, your canceled options might have been worth more than the RSUs that you receive in exchange for them.
A merger, acquisition, or similar transaction involving us could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition than they would have received had they not participated. This could result in a greater financial benefit for those option holders who did not participate in this offer and instead had retained their original options.
Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment or other service with us or our subsidiaries terminates before part or all of your RSUs vest, you will not receive any value from your RSUs that are unvested as of your termination date.
Your RSUs will be completely unvested on the exchange date.
The RSUs will be subject to a new vesting schedule, with a minimum one-year vesting period, and therefore, none of the RSUs will be vested on the exchange date even if your exchanged options are fully or partially vested. If you do not remain a service provider to Fitbit or its subsidiaries through the date your RSUs vest, you will not receive the shares subject to those RSUs. Instead, your RSUs will expire immediately upon your termination. As a result, you may not receive any value from your RSUs.
Tax-Related Risks
The U.S. tax treatment of RSUs differs from the U.S. tax treatment of your options.
If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the exchange date. However, you generally will have taxable ordinary income when the shares underlying your RSUs are issued to you following vesting. If you are an employee of Fitbit or its subsidiaries, then Fitbit (or its applicable subsidiary) also typically will have a tax withholding obligation at the time of the issuance of the shares. Fitbit will satisfy all tax withholding obligations in the manner specified in your RSU award agreement (and any applicable country-specific appendix), including, in our discretion, by requiring a cash payment rather than through the sale of shares. More information regarding tax withholding is described in the RSU award agreement. The forms of RSU award agreement and any applicable country-specific appendix are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options. For illustrative purpose only, the following provides an example.
Example

Assume that you hold an eligible option grant to purchase 2,000 shares of Class A common stock with a per share exercise price of $4.52, which you exercise for vested shares while the fair market value of our Class A common stock was $5.00 per share.
If the eligible option was a nonstatutory stock option, you would recognize ordinary income on $960 at exercise (currently taxed at a maximum rate of 39.6%), which is 2,000 shares times the difference between $5.00 (the fair market value of our Class A common stock on the date of exercise) and $4.52 (the exercise price of the option per share). If you later sold the shares at $7.00 per share, you would have a capital gain of $2.00 per share, which is the difference between the sale price of $7.00 and the $5.00 fair market value at exercise. If you held the shares more than 12 months, this would be taxed at long-term capital gains rates (currently a maximum of 20%), and if you held the shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 39.6%).
If the eligible option was an incentive stock option, you would generally not realize taxable income upon the exercise. However, your alternative minimum taxable income will generally be increased by $960, which is 2,000 shares times the difference between $5.00 (the fair market value of our Class A common stock on the date of exercise) and $4.52 (the exercise price of the option per share). If you later (and in a different tax year) sold the shares at $7.00 per share and the sale was a qualifying disposition (i.e., the disposition of the shares was made more than two years after the date of grant and more than one year after the date of exercise), you would have long-term capital gain of $2.48 per share, which is the difference between the sale price of $7.00 and the $4.52 exercise price, and you may have an adjustment to the stock’s cost basis for alternative minimum tax purposes. If you later sold the shares at $7.00 per share and the sale was a disqualifying disposition (i.e., either or both of the holding periods described in the previous sentence is or are not satisfied, as applicable), you would have (i) ordinary income on $960, which is 2,000 shares times the difference between $5.00 (the fair market value of our Class A common stock on the date of exercise) and $4.52 (the exercise price of the option per share) and (ii) capital gain of $2.00 per share, which is the difference between the sale price of $7.00 and the $5.00 fair market value at exercise (which would be taxed at long- or short-term capital gains rates, depending upon whether or not the shares were sold more than one year after the option was exercised).  As a practical matter, if you make a disqualifying disposition in the same year as the option exercise, the taxable amount for that year is generally the same for the alternative minimum tax and for the regular income tax.  Therefore, no adjustment may be necessary to compute alternative minimum taxable income.
If, instead, you had exchanged your eligible option grant for 1,000 RSUs, you would be subject to ordinary income tax on the full fair market value of the shares you receive at the time you receive them (i.e., when they settle). For example, if you vest and settle in the 1,000 RSUs when the fair market value of our stock is $5.00 per share, you will recognize ordinary income on $5,000. You then would be subject to additional long- or short-term capital gains tax, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For example, if you sold the shares at $7.00 per share, you would have a capital gain of $2.00 per share.
When analyzing the tax consequences to you, you should keep in mind that you do not pay a purchase price for RSUs or the shares thereunder; however, you would have paid $4.52 per share of post-tax dollars for the shares subject to your eligible options and any withholding obligation that arises in connection with the exercise. Note that this example does not take into consideration an additional 3.8% federal surtax that may be imposed on “net investment income” (generally referred to as the “Medicare Surtax”) that may apply to certain individuals based on annual income, state and local taxes, and other factors.
The tax rules are complex, and their applicability to you will depend on other factors that are unique to your particular tax situation.  You should consult your tax advisor for information regarding the rates and tax provisions that may apply to you.
Please note that, depending on where you live, state income taxes also may apply to you and Fitbit may have tax withholding obligations with respect to such taxes. You should consult your own tax adviser to discuss these consequences.
The offer currently is expected to remain open for 20 business days. However, if we extend the offer so that it remains open for 30 or more days, U.S. employees will be required to restart the measurement periods necessary to qualify incentive stock options for favorable tax treatment, even if they choose not to exchange the options in the offer.
Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than two years after the grant date and for more than one year after the date of exercise. We do not expect that the exchange will affect the eligibility of any incentive stock options that are not tendered for exchange for favorable tax treatment under U.S. tax laws. Thus, if you do not tender your option, the holding periods will continue to be measured from your original grant date.
However, if the offer period lasts for 30 days or more, then any eligible options that are incentive stock options that you have not exchanged may be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares received upon exercise of such options until more than two years from the date this offer commenced on June 21, 2017, and more than one year after the date you exercise such options, whichever date is later.
If you are a tax resident of multiple countries, there may be tax and social security/insurance consequences of more than one country that apply to you.
If you are subject to the tax laws in more than one jurisdiction (including any country outside of the United States other than those countries for which a tax discussion is provided in Schedules B through M), you should be aware that there may be tax and social security/insurance consequences of more than one country that may apply to you or the tax consequences described herein may differ. You should be certain to consult your own tax adviser to discuss these consequences.
Tax effects of RSUs for tax residents of a country or region outside the United States.
Any employee who may be subject to taxation outside of the United States should carefully review Schedules B through M that are applicable to him or her attached to this offer to determine whether participation in the offer could trigger any negative income tax, social insurance contribution or other tax or legal consequences.

Risks Related to Our Business
You should carefully review the sections entitled “Risk Factors” that are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2017, each of which are incorporated by reference into this Offer to Exchange, before making a decision on whether or not to tender your eligible options.

THE OFFER
1. Eligibility.
An “eligible employee” refers to an employee of Fitbit or any of its subsidiaries as of the start of the offer who remains an employee of Fitbit or any of its subsidiaries through the exchange date. However, the Excluded Officers and the members of our board of directors are not eligible employees and therefore cannot participate in the offer. If you do not satisfy all of the requirements of an eligible employee, including remaining employed by Fitbit or its subsidiaries, from the start of the offer through the expiration date, you will keep your current eligible options and they will vest and expire in accordance with their existing terms. If we do not extend the offer, we expect the exchange date will be July 20, 2017. Except as provided by applicable law and/or any employment agreement or other service agreement between you and Fitbit or its subsidiaries, your employment or other service with Fitbit or its subsidiaries will remain “at-will” regardless of your participation in the offer and can be terminated by you or Fitbit or its subsidiaries at any time, with or without cause or notice. In order to vest in your RSUs and receive the shares subject to the RSU, you must remain a service provider to Fitbit or its subsidiaries through each relevant vesting date.

2. Number of RSUs; expiration date.
Subject to the terms and conditions of this offer, we will accept for exchange options, whether vested or unvested, that were granted under the 2015 Plan or 2007 Plan, are held by eligible employees, are outstanding and unexercised as of the expiration date, have a per share exercise price greater than the price of our Class A common stock on the exchange date, are properly elected to be exchanged, and are not validly withdrawn before the expiration date. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that option grant is not eligible for exchange. If you have tendered eligible options pursuant to this offer which, due to fluctuations in the stock price, are not underwater on the exchange date, these options will not be exchanged for new RSUs and you will continue to hold those stock options.
Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or any two of the three eligible option grants, or any one of the three eligible option grants, or none at all.
If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. Except for option grants that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting partial tenders of eligible option grants. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining unexercised and outstanding portion of such option grant. For example, you may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant).
However, if you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, you may accept this offer only with respect to the portion of the eligible option grant beneficially owned by you. Any portion beneficially owned by a person who is not an eligible employee may not be exchanged in this offer (even if legal title to that portion of the award is held by you and you are an eligible employee). For example, if you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 600 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 1,400 shares that remain outstanding subject to the eligible option grant that are not beneficially owned by your former spouse, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant.
All eligible employees who properly tender eligible options pursuant to this offer will receive RSUs. RSUs are promises by Fitbit to issue shares of our Class A common stock in the future provided that the vesting criteria are satisfied. You do not have to make any cash payment to Fitbit to receive your RSUs or the Class A common stock upon vesting of your RSUs. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting of the RSUs and issuance of shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement, including any applicable country-specific appendix.
Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be canceled and you will be granted a RSU representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option. If you exchange an odd number of shares subject to eligible stock options, the number of RSUs granted will be rounded down to the nearest whole number of RSUs.
If you are unable to access your grant information, you may contact:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
All RSUs will be subject to the terms of the 2015 Plan and the applicable RSU award agreement (including any applicable country-specific appendix) between you and Fitbit. The form of RSU award agreement under the 2015 Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov.
The expiration date for this offer will be 9:00 p.m. Pacific Time on July 19, 2017, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3. Purposes of the offer.
The primary purpose of this offer is to improve the retention and incentive benefits of our equity awards. We believe that this offer will foster retention of valuable employees of Fitbit and its subsidiaries, provide meaningful incentive to them, and better align the interests of employees with the interests of our stockholders to maximize stockholder value. Previously, we submitted for stockholder approval a proposal to implement this stock option exchange program, as described in our definitive proxy statement filed with the SEC on April 13, 2017. Our stockholders approved the program at our 2017 annual meeting of stockholders held on May 25, 2017.
We rely on a skilled and educated, technical, and managerial workforce. Competition for these types of employees is intense. Equity awards have been, and continue to be, a key part of our incentive compensation and retention program. We believe that to develop and market our products and services, we need to maintain competitive compensation and incentive programs. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees.
Since our initial public offering in June 2015, the market price of our Class A common stock has fluctuated significantly. Our Class A common stock traded for more than $47.00 a share in July 2015, but in recent times has traded for significantly less. As a result, a number of our employees who hold outstanding stock options are holding options that are “underwater” (meaning the exercise prices per share of the options are higher than the current market price of our Class A common stock). The weighted average exercise price per share of options held by our eligible employees was $5.40 compared to a $5.03 closing price on June 20, 2017, for our Class A common stock. Consequently, as of June 20, 2017, approximately 61% of the outstanding options held by eligible employees were underwater.
These stock options have become less effective in retaining and motivating our employees, who may view their underwater options as having lesser value due to the difference between the per share exercise price and the current market price of a share of our Class A common stock. At the same time, the labor market remains extremely competitive. The failure to address the underwater option issue in the near to medium term could make it more difficult for us to retain our employees. If we cannot retain these individuals, our business, results of operations and future stock price could be adversely affected. We believe that it is essential to continue to retain and motivate our employees, and that the inherent value of the new RSUs may be more effective in retaining and incentivizing employees than the existing underwater options.
Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or active negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization, or liquidation, involving Fitbit;

•	Any purchase, sale, or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•
Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our restated certificate of incorporation or restated bylaws, or any actions that may impede the acquisition of control of us by any person.
From time to time, we evaluate acquisition and disposition opportunities. These transactions might be completed in the ordinary course of business consistent with past practice during the period that this offer is open, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.
Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisers. You must make your own decision about whether to participate in this offer.

4. Procedures for electing to exchange options.
Proper election to exchange options.
Participation in this offer is voluntary. If you are an eligible employee, at the start of the offer you will receive a launch email, dated June 21, 2017, announcing this offer. If you want to participate in the offer, you must complete the election process outlined below by the expiration date, currently expected to be 9:00 p.m. Pacific Time on July 19, 2017.
All eligible employees can access the offer website at https://fitbit.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible employees residing in France, Germany or Italy may only submit elections in hardcopy and not via the offer website.
Elections via the Offer Website
1. Access Fitbit’s offer website by going to https://fitbit.equitybenefits.com and enter your Fitbit email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated June 21, 2017, announcing the offer.

2. After logging into the offer website, review the information and proceed through to the Election page. You will be provided with personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of July 19, 2017 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs.
3. On the Election page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the offer.
4. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.
5. Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the election process.
Your election to participate becomes irrevocable after 9:00 p.m. Pacific Time on July 19, 2017, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m. Pacific Time on August 16, 2017 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.
You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to include more or fewer eligible option grants in your election, you must complete and submit a new election form before the expiration date by following the procedures described in Section 5. This new election form must be properly completed, signed (electronically or otherwise) and dated after any prior election forms you have submitted and must list all eligible option grants you wish to exchange. Any prior election form will be disregarded. If you wish to withdraw some or all of the eligible option grants you elected for exchange, you may do so at any time before the expiration date by following the procedures described in Section 5.
Your delivery of all documents, including election forms, is at your risk. Only responses that are properly completed and actually received by us by the deadline via the offer website (for eligible employees other than those residing in France, Germany or Italy) or in hardcopy (for eligible employees residing in France, Germany and Italy) will be accepted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form in hardcopy, we intend to confirm the receipt of your election by email within two U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form in hardcopy within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent Fitbit from providing confirmation by email prior to the expiration of the offer.
We will strictly enforce the offering period and you will not be able to tender eligible options following the expiration date, subject only to an extension that we may grant in our discretion. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.
Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be canceled on the exchange date, which we presently expect will be July 20, 2017.
Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.
We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any eligible option elected to be exchanged that we determine is not in the appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of eligible options will be deemed to have been made properly until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice. We will strictly enforce the offering period and you will not be able to tender eligible options following the expiration date, subject only to an extension that we may grant in our discretion.
Our acceptance constitutes an agreement.
Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your eligible options for exchange will constitute a binding agreement between Fitbit and you upon the terms and subject to the conditions of this offer.

5. Withdrawal rights and change of election.
You may change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, only in accordance with the provisions of this section. You may change an election you previously made with respect to some or all of your eligible option grants at any time before the expiration date, which is expected to be 9:00 p.m. Pacific Time on July 19, 2017. If we extend the offer, you may withdraw your eligible option grants at any time until the extended expiration date. In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m. Pacific Time on August 16, 2017 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.
To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this offer, you must deliver a valid new election form indicating only the eligible option grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your eligible options, by completing the election process outlined below by the expiration date, currently expected to be 9:00 p.m. Pacific Time on July 19, 2017.
All eligible employees can access the offer website https://fitbit.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible employees residing in France, Germany or Italy may only submit valid new election forms in hardcopy and not via the offer website.
Election Changes and Withdrawals via the Offer Website (Other than Eligible Employees Residing in France, Germany or Italy).
1. Access Fitbit’s offer website by going to https://fitbit.equitybenefits.com and enter your Fitbit email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated June 21, 2017, announcing the offer.
2. After logging into the offer website, review the information and proceed through to the Election page. You will be provided with personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of July 19, 2017 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the length of time remaining under each eligible option before it vests, the number of RSUs that would be issued in exchange for each eligible option, and the vesting schedule applicable to each award of RSUs. While eligible employees residing in France, Germany and Italy may only submit elections via hardcopy, they can access their eligible option schedule via the offer website.
3. On the Election page, select the appropriate box next to your previously selected eligible option grants to indicate those eligible option grants that you do not want to exchange in the offer.
4. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Terms of Election, submit your election form.
5. Upon submitting your election, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the offer.
Election Changes and Withdrawals in Hardcopy (Must Be Used by Eligible Employees Residing in France, Germany or Italy).
Eligible employees residing in France, Germany or Italy may only submit election changes and withdrawals in hardcopy. With respect to all other eligible employees, we prefer that you submit your election changes and withdrawals electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows:

1.	Print the election form attached to the launch email, dated June 21, 2017, announcing this offer.

2.
Submit your election form in hardcopy to your local human resources or finance representative, no later than the expiration date, which currently is expected to be 9:00 p.m. Pacific Time on July 19, 2017, unless we extend the offer.

If you wish to obtain a paper election form, please email optionexchange@fitbit.com or call (415) 513-1000 x300. If you wish to participate in the offer, then we must receive your properly completed and submitted election form by the expiration date, currently expected to be 9:00 p.m. Pacific Time on July 19, 2017.
Your delivery of all documents, including election forms, is at your own risk. Only election forms that are complete and actually received by the deadline via the offer website (for eligible employees other than those residing in France, Germany or Italy) or in hardcopy (for eligible employees in France, Germany or Italy) will be accepted. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Election forms submitted by any other means, including by email, facsimile, interoffice, U.S. mail (or other post), and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form in hardcopy, we intend to confirm the receipt of your election form by email within two U.S. business days after receiving your election form. Note that if you submit any election form in hardcopy within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent Fitbit from providing confirmation by email prior to the expiration of the offer.
General Information.
If you withdraw some or all of your eligible option grants, you may elect to exchange the withdrawn options again at any time on or before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you subsequently properly elect to exchange such eligible option grants by the expiration date. To reelect to exchange some or all of your eligible option grants, you must submit a new election form to Fitbit by the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed (electronically or otherwise), and dated after your previously submitted election form and must list all eligible option grants you wish to exchange. Upon our receipt of your properly completed, signed (electronically or otherwise), and dated election form, any prior election form will be disregarded in its entirety.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date. You may change your mind about which of your eligible option grants you wish to have exchanged in the offer. If you wish to include more or less eligible option grants in your election, you must complete and submit a new election form before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. Upon our receipt of your properly completed, signed (electronically or otherwise), and dated election form, any prior election will be disregarded.
Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
Your delivery of all documents, including election forms, is at your risk. Only election forms that are properly completed and actually received by us by the deadline via the offer website (for eligible employees other than those residing in France, Germany or Italy) or in hardcopy (for eligible employees residing in France, Germany or Italy) will be accepted. Due to applicable requirements under local law, eligible employees residing in France, Germany or Italy may only submit election forms in hardcopy. Election forms submitted by any other means, including by email, facsimile, interoffice, U.S. mail (or other post), and Federal Express (or similar delivery service), are not permitted. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election form in hardcopy, we intend to confirm the receipt of your election form by email within two U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election form in hardcopy within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent Fitbit from providing confirmation by email prior to the expiration of the offer.

6. Acceptance of options for exchange and issuance of RSUs.
Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are canceled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be canceled as of the exchange date, which we anticipate to be July 20, 2017.
For purposes of the offer, we will be deemed to have accepted eligible options for exchange that are validly tendered and are not properly withdrawn as of the expiration of the offer. Promptly following the exchange date, we will give oral or written notice to the option holders generally of our acceptance for exchange of the eligible options. This notice may be made by press release, email or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of this offer all properly tendered eligible options that are not validly withdrawn.
We will grant the RSUs on the exchange date, which we currently anticipate will be the first business date after the expiration date. Accordingly, we expect the RSUs will be granted on July 20, 2017. All RSUs will be granted under the 2015 Plan and will be subject to a RSU award agreement (including any applicable country-specific appendix) between you and Fitbit. You will be granted a RSU representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your RSU award agreement (including any applicable country-specific appendix). You will receive the shares subject to the RSUs if and when your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price, the vesting schedule, and other terms.

7. Conditions of the offer.
Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•
There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•
Any order, stay, judgment, or decree is issued by any court, government, governmental authority, or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order, or injunction will have been proposed, enacted, enforced, or deemed applicable to the offer, any of which might restrain, prohibit, or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us);

•	Any of the following occurs:

-	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States;

-	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

-
any limitation, whether or not mandatory, by any governmental, regulatory, or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

-
in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index from the date of commencement of this offer;

-
the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer; or

-	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer.

•
A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition, or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

-
any person, entity, or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

-	any such person, entity, or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

-
any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•
There will have occurred any change, development, clarification, or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•
Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us); or

•
Any rules or regulations by any governmental authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Fitbit that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (See Section 3 of this Offer to Exchange, “Purposes of the offer,” for a description of the contemplated benefits of the offer to us).

If any of the above events occur, we may:

•	terminate the offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.
The conditions to this offer are for our benefit. In our discretion, we may assert them before the expiration date regardless of the circumstances giving rise to them. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will apply to all eligible employees in a uniform and non-discretionary manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8. Price range of shares underlying the options.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “FIT.” The following table shows, for the periods indicated, the high and low sales prices per share of our Class A common stock as reported by the New York Stock Exchange.

	High	Low
Fiscal Year Ending December 31, 2017
First Quarter	$8.40	$5.31
Fiscal Year Ended December 31, 2016
Fourth Quarter	$15.08	$7.20
Third Quarter	$17.18	$12.05
Second Quarter	$18.85	$11.65
First Quarter	$30.96	$11.91
Fiscal Year Ended December 31, 2015
Fourth Quarter	$41.97	$26.46
Third Quarter	$51.90	$30.51
Second Quarter (from June 18, 2015)	$40.45	$29.50

On June 20, 2017, the last reported sale price of our Class A common stock, as reported by the New York Stock Exchange, was $5.03 per share.
You should evaluate the current market price of our Class A common stock, among other factors, before deciding whether or not to accept this offer.

9. Source and amount of consideration; terms of RSUs.
Consideration.
We will issue RSUs in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. RSUs are equity awards under which Fitbit promises to issue shares of Class A common stock in the future, provided that the vesting criteria are satisfied.
Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be granted a RSU representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option. If you exchange an odd number of shares subject to eligible stock options, the number of RSUs granted will be rounded down to the nearest whole number of RSUs.
Assuming the closing price of our Class A common stock on the trading day prior to the commencement date of $5.40 per share is the same on the exchange date, if we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options to purchase 4,429,294 shares) subject to the terms and conditions of this offer, we will grant RSUs covering a total of approximately 2,214,647 shares of our Class A common stock, or approximately 1% of the total shares of our common stock outstanding as of April 1, 2017.
General terms of RSUs.
RSUs will be granted under the 2015 Plan and subject to a RSU award agreement, including any applicable country-specific appendix, between you and Fitbit. RSUs are a different type of equity award than options. Therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tender for exchange, including that vesting of your RSUs will be quarterly, not monthly as your previous options might have vested. Your RSUs will have a new vesting schedule and will vest beginning on the exchange date. The RSUs granted in exchange for surrendered eligible stock options will generally vest quarterly over the remaining vesting period of the applicable eligible stock option, provided that any RSUs issued will have a minimum vesting period of one year. No RSUs will be vested when granted, even if the applicable exchanged stock option previously was partially or fully vested.
Until your RSUs vest and you are issued shares in payment for the vested RSUs, you will not have any of the rights or privileges as a stockholder of Fitbit. Once you have been issued the shares of our Class A common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.
The following description summarizes the material terms of the Stock Plans. Our statements in this Offer to Exchange concerning the Stock Plans and the RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Stock Plans and the form of RSU award agreement under the 2015 Plan, which is available on the SEC website at www.sec.gov. The form of RSU award agreement under the 2015 Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2015 Plan and the form of RSU award agreement are available on the SEC website at www.sec.gov. To receive a copy of the 2015 Plan and/or the form of RSU award agreement please contact:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
We will promptly furnish to you copies of these documents upon request at our expense.
Stock Plans.
The 2015 Plan permits the granting of stock options, restricted stock awards, stock bonus awards, RSUs, performance awards, and stock appreciation rights. As of April 1, 2017, the number of shares of Class A common stock subject to options, RSUs, and all awards (including options and RSUs) currently outstanding under the 2015 Plan was approximately 1,210,000, 18,696,000, and 19,906,000 shares, respectively. As of April 1, 2017, the maximum number of shares available for future issuance under the 2015 Plan was 10,419,000 shares. The 2015 Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of the 2015 Plan, the administrator has the power to determine the terms, conditions, and restrictions of the awards granted, including the number of shares covering such awards and their vesting criteria.
Our 2007 Plan permitted the grant of options, stock purchase rights, and restricted stock units. As of April 1, 2017, the number of shares of Class B common stock subject to options, RSUs and all awards (including options and RSUs) currently outstanding under the 2007 Plan was approximately 30,923,000, 191,000, and 31,114,000 shares, respectively. The 2007 Plan no longer is in effect. As a result, no awards will be granted under the 2007 Plan in the future. However, the 2007 Plan continues to govern the terms and conditions of outstanding awards previously granted under it.
Purchase price.

The administrator of the 2015 Plan generally has the authority to determine the terms and conditions of awards granted under the 2015 Plan. RSUs granted under the 2015 Plan do not have a purchase price. As a result, you do not have to make any cash payment to Fitbit to receive your RSUs or the common stock upon vesting. However, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation in connection with the vesting of the RSUs and issuance of shares thereunder or otherwise, the tax withholding obligations will be satisfied in the manner specified in the RSU award agreement (and any applicable country-specific appendix).
Vesting.
The vesting applicable to awards granted under the 2015 Plan generally is determined by the administrator in accordance with the terms of the 2015 Plan. The RSUs granted under this offer will generally vest quarterly over the remaining vesting period of the applicable eligible stock option, provided that any RSUs issued will have a minimum vesting period of one year. No RSUs will be vested when granted, even if the applicable exchanged stock option previously was partially or fully vested. For example, if your eligible option grant had a four-year vesting schedule and you have vested for three years, all of the shares subject to your eligible option exchanged for the new RSU will have a one-year vesting schedule. For example, if you hold an eligible option grant to purchase 1,000 shares with a four-year vesting period and you have vested for three years such that 750 shares of such option are vested, all 1,000 shares subject to your eligible option will be exchanged for a new RSU for 500 shares which will vest quarterly over a one-year period. If your service with us or our subsidiaries terminates for any reason before a portion or all of your RSU grant vests, the unvested portion of your RSU grant will expire unvested and you will not be entitled to any shares of Class A common stock from that portion of your RSU grant. After the RSUs vest, further continued service with us or our subsidiaries is not required to retain the Class A common stock issued under the RSUs.

Example
Assume that an eligible employee elects to exchange an eligible option covering 2,000 shares with a per share exercise price of $15.00 and all of the shares subject to the eligible option grant are vested. Assume that on July 20, 2017 (the expected exchange date of the eligible option grant), the eligible employee surrenders the eligible option grant. In accordance with the two-to-one exchange ratio described above, the eligible employee will receive 1,000 RSUs on July 20, 2017. None of the RSUs will be vested on the expiration date. The RSUs will vest completely on July 20, 2018, subject to the eligible employee continuing to be a service provider with us or one of our subsidiaries through such date. RSUs that do not vest will be forfeited to Fitbit at no cost to us.
Form of payout.
RSUs granted under this offer and subsequently earned by a recipient will be paid out in an equivalent number of shares of our Class A common stock. Fitbit will satisfy all tax and social insurance contributions withholding and payment of fringe benefit or other tax obligations with respect to RSUs in the manner specified in your RSU award agreement (and any applicable country-specific appendix).
Adjustments upon certain events.
Events Occurring Before the Expiration Date. Although we are not anticipating a merger or acquisition, if we merge or consolidate with, or are acquired by, another entity prior to the expiration of the offer, you may choose to withdraw any options that you tendered for exchange and your options will be treated in accordance with the applicable Stock Plan under which they were granted and the relevant award agreements. Further, if we are acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no RSUs in exchange for them. If we are acquired prior to the expiration of the offer but do not withdraw the offer, before the expiration of the offer we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer may receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.
Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees and other service providers of Fitbit or its subsidiaries before the completion of this offer. Termination of your employment for this or any other reason before the expiration date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options. Termination of your employment for this or any other reason following the exchange date would cause any unvested RSUs to lapse and you will not be entitled to any shares of Class A common stock subject to the lapsed RSUs
Events Occurring After the Expiration Date. In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of Fitbit, or other change in the corporate structure of Fitbit affecting the shares, adjustments will be made as provided under the 2007 Plan and 2015 Plan, including to the RSUs issued pursuant to this offer.
In the event of a corporate transaction or change of control (as defined in the applicable Stock Plan), awards granted under the applicable Stock Plan will be treated in accordance with the terms and conditions set forth in such Stock Plan and award agreement under the Stock Plan to which the awards are subject.
Transferability.
RSUs generally may not be transferred, other than by will or the laws of descent and distribution.
Registration and sale of shares underlying RSUs.
All of Fitbit’s shares of Class A common stock issuable upon the vesting of the RSUs to be granted under the 2015 Plan have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee or other service provider who is considered an affiliate of Fitbit for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your RSUs free of any transfer restrictions under applicable U.S. securities laws.
Tax consequences.
You should refer to Section 14 of this Offer to Exchange for a discussion of the federal income tax consequences of the RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. If you are employed in a country or region outside of the United States, see Schedules B through M of this Offer to Exchange for the income tax, social insurance contribution and other legal consequences that may apply to you. We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.

10. Information concerning Fitbit.
Fitbit was incorporated in Delaware in March 2007 as Healthy Metrics Research, Inc. We changed our name to Fitbit, Inc. in October 2007. The Fitbit platform combines connected health and fitness devices with software and services, including an online dashboard and mobile apps, data analytics, motivational and social tools, personalized insights, and virtual coaching through customized fitness plans and interactive workouts. Our platform helps people become more active, exercise more, sleep better, eat smarter, and manage their weight. Fitbit appeals to a large, mainstream health and fitness market by addressing these key needs with advanced technology embedded in simple-to-use products and services. We pioneered the connected health and fitness market starting in 2007, and since then, we have grown into a leading global health and fitness brand.

Our principal executive offices are located at 405 Howard Street, San Francisco, California 94105 and our telephone number is (415) 513-1000. Questions regarding this offer should be directed to:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
The financial information, including the financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2016 and in our quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2017 are incorporated herein by reference. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11. Interests of directors and named executive officers; transactions and arrangements concerning the options.
Our Chief Executive Officer, President, and Chairman, Chief Technology Officer, Chief Financial Officer, and the members of our board of directors are not eligible to participate in this offer. As of April 1, 2017, these executive officers and directors (8 persons) as a group held unexercised and outstanding stock options under the Stock Plans to purchase a total of 12,461,882 of our shares, which represented approximately 39% of the shares subject to all options outstanding under the Stock Plans as of that date. As of April 1, 2017, our executive officers, other than our Chief Executive Officer, President, and Chairman, Chief Technology Officer, and Chief Financial Officer, who are eligible employees (2 persons), held unexercised and outstanding stock options under the Stock Plans to purchase a total of 633,300 of our shares, which represented approximately 2% of the shares subject to all options outstanding under the Stock Plans as of that date.
The following table below sets forth the beneficial ownership of each of our executive officers and directors of options outstanding under the Stock Plans as of June 20, 2017. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock under the Stock Plans, which was 28,250,815 as of June 20, 2017. The beneficial ownership provided below includes options held by such individuals through affiliated entities.

Name	Position	Number of Shares Subject to Outstanding Options	Percentage of Total Outstanding Options
James Park	President, Chief Executive Officer, and Chairman	5,580,628	20%
Eric N. Friedman	Chief Technology Officer and Director	4,829,928	17%
William Zerella	Chief Financial Officer	1,991,326	7%
Jeff Devine	Executive Vice President of Operations	-	0%
Andy Missan	Executive Vice President and General Counsel	598,122	2%
Laura Alber	Director	-	0%
Jonathan D. Callaghan	Director	-	0%
Glenda Flanagan	Director	-	0%
Steven Murray	Director	-	0%
Christopher Paisley	Director	60,000	*
__________________

*	Less than 1%.
Neither we, nor, to the best of our knowledge, any of our directors or listed executive officers, nor any affiliates of ours, were engaged in transactions involving Eligible Options during the past 60 days.

12. Status of options acquired by us in the offer; accounting consequences of the offer.
Options that we acquire through the offer will be canceled and, to the extent they were granted under the 2015 Plan or 2007 Plan, the shares subject to those options will be returned to the available reserve under the 2015 Plan. To the extent shares returning to the 2015 Plan are not fully reserved for issuance upon receipt of the RSUs to be granted in connection with the offer, the shares will be available for issuance pursuant to future equity awards to employees and other eligible 2015 Plan participants without further stockholder action, except as required by applicable law or the rules of the New York Stock Exchange or any securities quotation system or any stock exchange on which our shares are then quoted or listed.
We follow the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“Topic 718”). Under Topic 718, the offer with respect to all eligible options is considered a modification of those options exchanged and as a result we may be required to recognize incremental compensation expense, if any, resulting from the RSUs granted in the offer. The incremental compensation will be measured as the excess, if any, of the fair value of each RSU granted to employees in exchange for the canceled eligible options, measured as of the date the RSUs are granted, over the fair value of the eligible options exchanged for the RSUs, measured immediately prior to the exchange. This incremental compensation expense will be recognized over the remaining requisite service period of the RSUs. In the event that any of the RSUs are forfeited prior to their vesting due to termination of employment or other service, any incremental compensation expense of the forfeited RSUs will not be recognized.

13. Legal matters; regulatory approvals.
We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of RSUs as contemplated by the offer, or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required for the acquisition or ownership of our options and RSUs as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue RSUs for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.
If we are prohibited by applicable laws or regulations from granting RSUs on the exchange date, we will not grant any RSUs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the exchange date we will not grant any RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

14. Material income tax consequences.
Material U.S. federal income tax consequences.
The following is a summary of the material U.S. federal income tax consequences of the exchange of options for RSUs pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be tax and social security and other consequences that may apply to you. We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.
We recommend that you consult your tax adviser with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.
Option holders who exchange outstanding options for RSUs under the offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.
Restricted stock units.
If you are a U.S. taxpayer, you generally will not have taxable income in the United States at the time you are granted a RSU. Instead, you will recognize ordinary income as the shares subject to the RSUs are issued to you following vesting. At the same time, Fitbit also typically will have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares. With regard to the shares issued pursuant to the RSUs granted under the offer, you will not have paid any amount for the shares. We will satisfy all tax withholding obligations in the manner specified in your RSU award agreement (and any applicable country-specific appendix), including, in our discretion, by requiring a cash payment rather than through the sale of shares. Any gain or loss you recognize upon the sale or exchange of shares that you acquire upon issuance of the shares generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.
Nonstatutory stock options.
Under current U.S. tax law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.
Fitbit generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.
Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.
If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.
Incentive stock options.
Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.
If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two years after the date the incentive stock option was granted; and

•	more than one year after the date the incentive stock option was exercised.
If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.
If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.
Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.
This offer currently is expected to remain open for 20 business days. If we extend this offer such that it is open for 30 calendar days or more, incentive stock options that are eligible options but that are not exchanged in the offer will be considered to have been modified. The commencement date of the offer (June 21, 2017) will be considered the modification date for purposes of determining whether the employee will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the date this offer commenced (June 21, 2017) (i.e., the date of the deemed modification) and more than one year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain.
We recommend that you consult your tax adviser with respect to the federal, state, and local tax consequences of participating in the offer.
If you are subject to taxation in a country or region outside of the United States, please see Schedules B through M of this Offer to Exchange, as applicable, for a description of these income tax, social insurance, and other tax or legal consequences of participating in the offer.
In addition, if you are a resident of or taxpayer in more than one country (including any country outside of the United States other than those countries for which a tax discussion is provided in Schedules B through M), you should be aware that there might be income tax, social insurance contribution and other tax or legal consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant).
We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.

15. Extension of offer; termination; amendment.
We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m. Pacific Time on the next U.S. business day after the previously scheduled expiration date.
We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after the start of, but before cancellation under, the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual exchange date under the extended offer, that option would not be eligible for exchange.
The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least two U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.
For purposes of the offer, a “U.S. business day” means any day other than a Saturday, Sunday, or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight Eastern Time.

16. Fees and expenses.
We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17. Additional information.
This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our annual report on Form 10-K for our fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

2.	Our definitive proxy statement on Schedule 14A for our 2017 annual meeting of stockholders, filed with the SEC on April 13, 2017;

3.	Our quarterly report on Form 10-Q for our fiscal quarter ended April 1, 2017, filed with the SEC on May 5, 2017;

4	Our Current Reports on Form 8-K filed with the SEC on January 30, 2017 (solely with respect to Item 2.05), March 6, 2017 (as amended on May 4, 2017) and May 30, 2017;

5
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 15, 2015 and any further amendment or report filed thereafter for the purpose of updating such description; and

6	The information contained in our current reports on Form 8-K filed with the SEC, except to the extent that information therein is furnished and not filed with the SEC.
These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting:
Corporate Legal Department
Phone: (415) 513-1000 x300
Email: optionexchange@fitbit.com
As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.
The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18. Financial information.
The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2016, and in our quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2017, are incorporated herein by reference. Attached as Schedule A to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K for our fiscal year ended December 31, 2016, and from our quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2017. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.
Book Value.
We had a book value per share of $4.23 on April 1, 2017 (book value per share is calculated as total stockholders’ equity as of April 1, 2017 divided by the number of shares of our common stock outstanding on that date).
Ratio of Earnings to Fixed Charges.
The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Three Months Ended April 1, 2017	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015

Ratio of earnings to fixed charges	(314.4)	(95.5)	63.8

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and preferred security dividend requirements.

19. Miscellaneous.
We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.
We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.
Fitbit, Inc.
June 21, 2017

SCHEDULE A
SUMMARY FINANCIAL INFORMATION OF FITBIT, INC.
 (in thousands, except per share amounts)

	Year Ended		Three Months Ended
	December 31,		April 2,	April 1,
Condensed Consolidated Statement of Operations Information	2015	2016	2016	2017

Revenue	$1,857,998	$2,169,461	$505,356	$298,942
Cost of revenue	956,935	1,323,577	271,601	180,643
Gross profit	901,063	845,884	233,755	118,299
Operating income (loss)	348,198	(112,465)	18,754	(91,379)
Net income (loss) attributable to common stockholders - basic	114,018	(102,777)	11,035	(60,079)
Net income (loss) attributable to common stockholders - diluted	$122,839	$(102,777)	$11,035	$(60,079)
Net income (loss) per share attributable to common stockholders:
Basic	$0.88	$(0.47)	$0.05	$(0.27)
Diluted	$0.75	$(0.47)	$0.05	$(0.27)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders:

Basic	129,886	220,405	216,043	226,511
Diluted	164,213	220,405	242,009	226,511

	December 31,		April 1,
Condensed Consolidated Balance Sheet Information	2015	2016	2017

Total current assets	$1,355,414	$1,480,571	$1,180,056
Total assets	1,519,066	1,820,226	1,538,656
Total current liabilities	508,257	761,932	516,808
Total liabilities	537,615	821,694	573,088
Total stockholders' equity	981,451	998,532	965,568
Total liabilities and stockholders' equity	1,519,066	1,820,226	1,538,656

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SCHEDULE B
GUIDE TO TAX ISSUES IN AUSTRALIA
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the Offer to Exchange for eligible employees subject to tax in Australia. This summary is based on the tax laws in effect in Australia as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Australia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
With respect to your eligible options, you should review the terms and conditions of the Stock Plans and stock option agreement including any country-specific appendix, to determine whether there are any restrictions related to the vesting of the option or the sale of the underlying shares, as such restrictions may effect the timing of taxation of the options as further described below. If you have questions concerning the taxation of any eligible options, you should speak to your tax advisor.
Option Exchange
You may be subject to tax in Australia as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Options Granted prior to July 1, 2015 but on or after July 1, 2009
You will be subject to tax in Australia upon the exchange of eligible unvested options for new RSUs, as it amounts to a “deferred taxing point” for Australian tax purposes. In light of this tax consequence, you should consider very carefully the implications of participating in the offer to exchange. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the deferred taxing point occurs in relation to your exchanged unvested options will be the difference between the “market value” of the options at the deferred taxing point and their cost base. The “market value” of your eligible unvested options at the deferred taxing point should be equal to the market value of the new RSUs you receive as part of the exchange less the cost base of your options (which should be nil). The market value of an RSU is generally equal to the market value of the underlying share.
If you are non-resident or temporary resident of Australia, you may be entitled to apportion the taxable amount based on the proportion of time you worked in Australia over the vesting period of the eligible options.
If your eligible options have vested prior to the exchange, the tax consequences may be different as a deferred taxing point may have already occurred. If the deferred taxing point has occurred, you may be subject to capital gains tax to the extent the market value of the RSUs you receive as part of the exchange exceeds the cost base of the exchanged vested options (which should include the market value of the options at the deferred taxing point).
Options Granted on or after July 1, 2015
You will be subject to tax in Australia upon the exchange of eligible options for new RSUs as it amounts to a “deferred taxing point” for Australian tax purposes. In light of this tax consequence, you should consider very carefully the implications of participating in the offer to exchange. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the deferred taxing point occurs in relation to your exchanged

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options will be the difference between the “market value” of the options at the deferred taxing point and their cost base. The “market value” of your eligible options at the deferred taxing point should be equal to the market value of the new RSUs1 you receive as part of the exchange less the cost base of your options (which should be nil). The market value of an RSU is generally equal to the market value of the underlying share.
If you are non-resident or temporary resident of Australia, you may be entitled to apportion the taxable amount based on the proportion of time you worked in Australia over the vesting period of the eligible options.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you (but please refer to the section above regarding tax consequences of the option exchange in Australia).
Vesting of RSUs and delivery of shares
You should not be subject to tax when your RSUs vest and are settled in shares. The RSUs should not be regarded as employee share scheme (“ESS”) interests because you acquire them as consideration for the disposal of your exchanged options and not as an incentive from Fitbit in respect of your employment with Fitbit or its subsidiary.
Sale of Shares
If you sell the shares acquired upon vesting of your new RSUs, you will be subject to capital gains taxation to the extent that the sale proceeds exceed your cost base in the shares sold, assuming that the sale of shares occurs in an arm's-length transaction. The cost base in the shares will generally be equal to the market value of the new RSUs on the RSU grant date plus any incremental costs you incur in connection with the sale (e.g., brokerage fees).
The amount of any capital gain you realize must be included in your assessable income for the year in which the shares are sold. However, if you hold the shares for at least one year prior to selling (excluding the dates you acquired and sold the shares), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying the capital gain by 50%.
You are responsible for reporting and paying any tax resulting from the sale of the shares acquired upon vesting of the new RSUs.
Withholding and Reporting
Your employer will be required to withhold tax due on the exchange and at the ESS deferred taxing point only if you have not provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”), as applicable, to your employer or former employer, as the case may be. However, your employer must provide you and the Commissioner of Taxation with a statement containing certain information about your participation in the offer in the Australian income year when the RSU grant date occurs, including an estimate of the market value of the new RSUs received in respect of the exchanged options. You are responsible for reporting and paying any capital gains taxes that may be due with regard to the exchange and the sale of the shares.
OTHER INFORMATION
Exchange Control Information
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, you will be required to file the report.

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SCHEDULE C
GUIDE TO TAX ISSUES IN CHINA
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the Offer to Exchange for eligible employees subject to tax in the People’s Republic of China (“PRC”). This summary is based on the tax laws in effect in the PRC as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in China with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You will be subject to income tax when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions in relation to the RSUs.
Sale of Shares
When the shares are subsequently sold (whether by you or as required by the administrator) at a gain, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares issued to you at vesting.
Withholding and Reporting
Your employer is required to withhold and report income tax when the shares are delivered to you. You may be required to report your income (including income resulting from the RSUs) on an annual tax return depending on your aggregate annual income.
OTHER INFORMATION
Exchange Control Information
Should you decide to participate in the Offer to Exchange, the RSU grant will be subject to specific terms and conditions set forth in the RSU award agreement, including any applicable country-specific appendix. If you are subject to the exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion, Fitbit may require that any shares of common stock issued at settlement of the RSUs be immediately sold. If the Company,

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in its discretion, does not exercise its right to require the automatic sale of shares issued at settlement of the RSUs, any shares you acquire under the 2015 Plan must be sold no later than 90 days from your termination of service with Fitbit or its subsidiary. You will be required to repatriate the cash proceeds from the sale of the shares and the receipt of any dividends or distribution on the shares to China through a special bank account established by the Company in China. You should carefully review the terms of the 2015 Plan and the RSU award agreement, including any applicable country-specific appendix, with regard to the terms of the RSU grant and speak to your financial advisor if you have questions concerning the terms applicable to you.
In addition, you may be required to report to SAFE all details of your foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, including transactions with Fitbit related to the shares.

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SCHEDULE D
GUIDE TO TAX ISSUES IN FRANCE
The following is a general summary of the material tax and social contributions consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to the tax and/or social security regime in France. This summary is based on the tax and other laws in effect in France as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax and other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Your eligible options may be granted to you pursuant terms and conditions intended to allow the options to qualify for specific tax and social security treatment under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended (“French-Qualified Options”). French-Qualified Options generally are not subject to taxation until the shares acquired upon exercise of the option are sold and the taxation of the income subject to income tax and social security contributions may differ from taxation of options that are not French-Qualified Options. You should review the Stock Plans and your eligible option agreements including any sub-plans and country-specific appendices thereto to determine whether your options are French-Qualified Options and speak to your financial advisor if you have questions concerning terms applicable to you or the tax treatment of the options.
The RSUs you will receive are not intended to qualify for any specific tax and social security treatment applicable to French-qualified RSUs under Section L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended. The tax treatment of the RSUs is described below. If you have questions about the taxation of the RSUs, please speak with your tax adviser.
Option Exchange
You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You will not be subject to tax or social contributions when RSUs are granted to you.
Vesting of RSUs
Upon vesting of the RSUs, the delivery of shares to you will be considered a benefit-in-kind which is subject to income tax and social security contributions in the same manner as your regular salary. The amount subject to income tax and social security contributions will be the fair market value of the common stock issued and delivered to you at vesting. You will pay the employee portion of the social contributions, which will be deducted from sums or benefits owed to you. You will also be subject to personal income tax on the taxable amount of the benefit, i.e., on the amount of the benefit less tax deductible social security contributions.
Wealth Tax

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Common stock acquired upon vesting of the RSUs should be included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household's estate) exceeds a certain amount (€1,300,000 for 2017), as valued each January 1. A partial exemption may apply if you hold the shares for a certain number of years. You should review the valuation rules applicable to holdings of common stock with your professional adviser if you are uncertain whether the wealth tax applies to you.
Sale of Shares
When you subsequently sell any shares acquired at vesting at a gain, you will be subject to personal income tax on any capital gains at your progressive tax rate. The capital gain is equal to the difference between the sale proceeds and the fair market value of the shares at vesting. If you hold the shares for more than 2 years after their issuance to you, your taxable capital gain will be reduced by 50%; if you hold the shares for more than 8 years, your taxable capital gain will be reduced by an allowance of 65%. In addition, you will be subject to social security contributions at the rate of 15.5% on the entire amount of capital gain realized, regardless of the holding period of the shares. A portion of the additional social security contributions paid may be deductible from your taxable income in the year following the year in which the social security contributions are paid.
Surtax on high income
In addition, a surtax at a rate of 3% applies to the portion of income exceeding €250,000 for a single taxpayer and €500,000 for a couple. A surtax of 4% applies to the portion of income exceeding €500,000 for a single taxpayer and €1,000,000 for a couple. This surtax will apply to all types of income received during the tax year, including the income at vesting of the RSUs and any capital gains realized upon the sale of shares. If certain conditions are met, you may be exempted from this surtax, depending on your “Revenu Fiscal de Référence.” You should speak with your personal tax adviser for more information regarding the surtax on high income.
Withholding and Reporting
Your employer will not withhold income tax if you are a French tax resident, but will withhold your portion of social security contributions when the RSUs vest and the shares are issued to you. Your employer also will report the taxable income recognized at vesting of the RSUs / issuance of shares on your pay-slip for the month in which you receive such income. It is your responsibility to report any taxable salary and benefit and to pay any tax resulting from the vesting of the RSUs / issuance of shares, and to report and pay any tax resulting from the sale of common stock.
You must declare all foreign bank and brokerage accounts (including the accounts that were opened, in use and closed during the tax year) when you file your annual income tax return. This reporting obligation applies to any bank or brokerage account holding shares or proceeds from the sale of shares offshore. Failure to do so could trigger significant penalties.
OTHER INFORMATION
Language Consent
By accepting this Offer to Exchange, you confirm having read and understood the documents relating to the exchange which were provided in the English language. You accordingly accept the terms of those documents.
Consentement a la Langue
En acceptant cette offre d’échange, vous confirmez avoir lu et compris les documents relatifs à l’échange qui vous ont été fournis en langue anglaise. Vous acceptez également les termes et conditions de ces accords.

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SCHEDULE E
GUIDE TO TAX ISSUES IN GERMANY
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Germany with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer of Exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You will be subject to income tax, solidarity surcharge and church tax (the latter provided you are a member of a recognized church) and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares of common stock issued to you at vesting.
Sale of Shares
When you subsequently sell any shares of common stock acquired at vesting of the RSUs at a gain, you will be subject to capital gains tax on any gain at a flat rate of 25% (plus 5.5% solidarity surcharge plus 8 or 9% church tax (if applicable), calculated on the 25%), provided you do not own 1% or more of Fitbit’s stated capital (and have not owned 1% or more at any time in the last five years) and the common stock is not held as a business asset. You may deduct €801 (€1,602 for married couples filing jointly) from your total capital gains and other income derived from capital investment earned in the relevant tax year. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The taxable amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale proceeds and the fair market value of the shares of common stock issued (and taxed) at vesting.
Withholding and Reporting
Your employer will withhold and report income tax, solidarity surcharge and church tax (the latter if applicable) and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the RSUs vest and common stock is issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax owed. When filing your annual income tax return, you must report the income from the RSU vesting.

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You are also responsible for reporting and paying any tax resulting from a capital gain realized in the sale of your shares (unless your shares are held by a German financial institution in a custodial account at the time of sale and the German financial institution withholds the applicable taxes due on the capital gains).
OTHER INFORMATION
Exchange Control Information
For statistical purposes, the German Federal Bank requires that you file monthly reports for any cross-border transactions in excess of €12,500. If applicable, you are responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs. The form of report (Allgemeine Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.

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SCHEDULE F
GUIDE TO TAX ISSUES IN HONG KONG
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Hong Kong with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You will be subject to income tax, but not Mandatory Provident Fund, when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares issued to you at vesting.
Sale of Shares
When you subsequently sell any common stock acquired at vesting of the RSUs at a gain, you will not be subject to tax.
Withholding and Reporting
Your employer is not required to withhold income tax when the shares are delivered to you. However, your employer is required to report the income recognized at the time of delivery to the Inland Revenue Department on its annual Return of Remuneration and Pensions. You are responsible for reporting and paying any tax resulting from the receipt of the shares.
OTHER INFORMATION
Securities Law Warning
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the Offer to Exchange. Neither this document, the Stock Plans nor the RSU award agreement, including any applicable country-specific appendix constitutes a public offering of securities under Hong Kong law and is available only to eligible employees. The Offer to Exchange, including this Schedule, the Stock Plans and other incidental communication materials distributed in connection with this offer (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each

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eligible employee and may not be distributed to any other person. If you have questions regarding the contents of the Offer to Exchange, including this Schedule or the Stock Plans, you should obtain independent professional advice.

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SCHEDULE G
GUIDE TO TAX ISSUES IN IRELAND
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Ireland. This summary is based on the tax laws in effect in Ireland as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Ireland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You should not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You likely will be subject to income tax, Universal Social Change (“USC”) and social insurance contributions when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares issued to you at vesting.
Sale of Shares
When you subsequently sell shares at a gain, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares issued to you at vesting, less an exempt amount. You will be subject to capital gains tax only if your capital gain exceeds the exemption threshold.
Withholding and Reporting
Your employer is required to withhold and report income tax, USC and social insurance contributions when the shares are delivered to you. You are responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE H
GUIDE TO TAX ISSUES IN ITALY
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Italy with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Your eligible options may be subject to certain exercise restrictions, including a cashless exercise restriction, which prevents you from holding shares of Fitbit common stock following the exercise of the option. Should you decide to participate in the Offer to Exchange, the RSU grant will not be subject to forced sale restriction and you may hold the shares, or sell them, as you see fit, following the vesting of the RSU. You should review your eligible option agreements and any country-specific appendix thereto to determine any restrictions on the exercise of the option and speak to your financial advisor if you have questions concerning same.
Option Exchange
You should not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the offer.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You likely will be subject to income tax, but not social insurance contributions, when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares issued to you at vesting.
Sale of Shares
When you subsequently sell shares at a gain, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares issued to you at vesting.
Withholding and Reporting
Your employer is required to withhold and report tax when the shares are delivered to you. You are responsible for reporting and paying any tax resulting from the sale of your shares.
OTHER INFORMATION
Foreign Asset/Account Reporting and Foreign Asset Tax Information
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of common stock) which may generate income taxable in Italy, are required to report these assets on their annual tax

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returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult your personal advisor to ensure compliance with applicable reporting obligations.
The value of the financial assets held outside of Italy by individuals resident of Italy is subject to a foreign asset tax at an annual rate of two per thousand (0.2%). The taxable amount will be the fair market value of the financial assets (e.g., the shares) assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign assets tax calculated on all financial assets held abroad does not exceed €12.

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SCHEDULE I
GUIDE TO TAX ISSUES IN JAPAN
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
The Japanese tax treatment of the exchange of eligible options for RSUs is uncertain, because there are no specific tax provisions related to such an exchange. Fitbit and your employer are of the view that the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange should not constitute a taxable event. However, we strongly recommend that you consult your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the potential tax consequences of the option exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You likely will be subject to income tax (including a Tsunami Reconstruction Surtax on the national tax portion of your tax liability), but not social insurance contributions, when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares issued to you at vesting.
Sale of Shares
When you subsequently sell shares at a gain, you will be subject to capital gains tax (including a Tsunami Reconstruction Surtax on the national tax portion of your tax liability). The taxable amount likely will be the difference between the sale price and the fair market value of the shares issued to you at vesting. You may be eligible for a reduced tax rate if certain conditions are met. Please consult with your personal tax advisor to find out if you are eligible for a reduced rate.
Withholding and Reporting
Your employer is not required to withhold income tax when the shares are delivered to you. However, your employer is required to report the income recognized at the time of delivery on Form 9(3) by March 31 of the year following the year in which the taxable event occurred. You are responsible for reporting and paying any tax resulting from the receipt and sale of the shares.
Note that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn substantial income as a result of their participation in an equity incentive plan, and they are systematically auditing

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the tax returns of such employees to confirm that they have correctly reported any applicable income and paid any applicable tax.
OTHER INFORMATION
Foreign Asset/Account Reporting Information
Japanese residents and foreign nationals with permanent residency in Japan who hold assets outside of Japan (including any shares acquired at vesting) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such investments.

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SCHEDULE J
GUIDE TO TAX ISSUES IN KOREA
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable ceiling) when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares of common stock at vesting.
Sale of Shares
When you subsequently sell any shares acquired at vesting of the RSUs at a gain, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting, unless the amount of shares (and any other Fitbit shares) sold in that year is less than the exempt amount. Any gain you realize on stock assets that exceeds the exempt amount will be subject to capital gains tax.
Withholding and Reporting
Your employer is not required to withhold or report income tax when your RSUs vest, but may be required to withhold social insurance contributions (to the extent you have not already reached the applicable ceiling). You are responsible for reporting and paying any income tax resulting from the vesting of RSUs and the sale of your shares.
You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a tax deduction.
OTHER INFORMATION
Foreign Asset/Account Reporting Information

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Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding shares) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency) for the month or any month-end during a calendar year. You should consult your personal tax advisor regarding reporting requirements in Korea.

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SCHEDULE K
GUIDE TO TAX ISSUES IN SINGAPORE
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of May 2017. We are in the process of applying for a tax ruling from the Inland Revenue Authority of Singapore (“IRAS”) for confirmation on the tax treatment of the exchange and the grant of RSUs, and it is possible that the IRAS may take a different position from the information provided herein. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
The Singaporean tax treatment of the exchange of eligible options for RSUs is uncertain. Fitbit and your employer are of the view that the exchange of eligible options for the grant of RSUs pursuant to the offer should not constitute a taxable event. Subject to the advance tax ruling from the IRAS, our following comments will apply if the exchange is not considered as a taxable event and does not trigger any Singapore taxes. We strongly recommend that you consult your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the potential tax consequences of the option exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You likely will be subject to income tax, but not social insurance contributions, when the RSUs vest (if there is no selling restriction imposed on the underlying shares that you acquire under the RSUs). The taxable amount will be the open market value (OMV) of the shares issued to you at vesting. The OMV of the shares is statutorily defined as the price of the shares at the last transaction (i.e., the closing price) on date of vesting.
Sale of Shares
When you subsequently sell the shares, you will not be subject to tax on any gain you realize, provided you are not in the business of buying and selling securities.
Withholding and Reporting
Your employer will prepare an annual Return of Employee's Remuneration (to report your salary, bonuses, etc.), including a return reporting any gains you have derived from the vesting of RSUs. Your employer will provide these returns by March 1 for your preparation and filing of your income tax returns. However, if your employer has made arrangements to transmit salary information electronically to the IRAS under the Auto-Inclusion Scheme (or is required to participate in the scheme), there is no requirement for your employer to provide you with these returns. Instead, the salary information transmitted electronically to the IRAS will be automatically included in your return. Please note that you are responsible for ensuring that the income in your annual income tax return is accurate and for paying any applicable tax based on the notice of assessment directly issued to you from the IRAS.

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Generally, your employer is not required to withhold income tax when the RSUs vest. Withholding only applies on the employment income you have derived when tax clearance is required. Tax clearance is required if you are a non-Singapore citizen, a non-Singapore Permanent Resident employee, or a Singapore Permanent Resident employee who (i) ceases Singapore employment, (ii) departs Singapore for more than three months, or (iii) is posted overseas (i.e., “tax clearance events”). When a tax clearance takes place, any of your unvested RSUs which will not be forfeited or cancelled will be deemed to be vested one month before the tax clearance event occurs. Any gains you derive from this "deemed vesting" will have to be reported as taxable income by your employer during the tax clearance process. In such a situation, your employer is obligated to (i) file a tax clearance form to notify IRAS and (ii) withhold any monies due to you one month before the tax clearance event. The monies will be withheld by your employer until tax clearance is given or 30 days after IRAS receives the tax clearance form, whichever is earlier.
OTHER INFORMATION
Securities Law Information
This Offer to Exchange is made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Offer to Exchange and Stock Plans have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the eligible options and RSUs are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of any shares acquired upon vesting of the RSUs in Singapore or (ii) any offer of such subsequent sale of the shares subject in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.
Chief Executive Officer and Director Notification Obligation
If you are a chief executive officer, director, associate director or shadow director of a Singapore subsidiary, you must notify the Singapore subsidiary in writing of an interest (e.g., option, RSUs, etc.) in Fitbit within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., exchange of options, sale of Shares), or (iii) becoming a chief executive officer, director, associate director or shadow director.

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SCHEDULE L
GUIDE TO TAX ISSUES IN SPAIN
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of May 2017. We have not obtained a tax ruling or other confirmation from the tax authorities in Spain with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in, or were otherwise subject to tax in, another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Option Exchange
You should not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs and delivery of shares
You likely will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable ceiling) when the RSUs vest and shares are delivered to you. The taxable amount will be the fair market value of the shares issued to you at vesting, and will likely be considered compensation-in-kind subject to payment on account, and you will be charged with the payment on account. Note that you may be eligible for a tax exemption on all or part of the taxable amount if certain conditions are met. Please consult your personal tax advisor regarding the applicability of an exemption.
Further, to the extent that you hold shares and/or have bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, you will be required to report information on such assets on your tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000. You are should consult with your personal advisor in this regard.
Sale of Shares
When you subsequently sell any shares of common stock acquired at vesting of the RSUs at a gain, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the acquisition cost (the acquisition cost will be equal to the price paid by you, if any, plus the compensation-in-kind derived from the delivery of shares, whether it is tax exempt or not). You should consult your tax advisor at the time of sale to determine the appropriate acquisition cost.
Withholding and Reporting
Under current laws, if the taxable value of the shares at the time of delivery is considered compensation-in-kind, your employer will charge the payment on account obligation to you. Such amount will be withheld by any of the

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means set forth in your RSU award agreement. You will be entitled to deduct the payment on account and obtain a tax credit on your income tax obligation for this amount. In addition, your employer is required to withhold social insurance contributions (to the extent that you have not already reached the applicable ceiling).
You are responsible for reporting the taxable income resulting from the receipt of the shares on your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.
OTHER INFORMATION
Securities Law Information
The Offer to Exchange and the RSUs and shares underlying same are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.
Exchange Control Information
It is your responsibility to comply with exchange control regulations in Spain. You must declare the acquisition of shares for statistical purposes to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed a D-6 form in January for shares owned as of December 31 of each year; however, if the value of the shares or the sale proceeds exceed € 1,502,530, a declaration must be filed within one month of the acquisition or sale, as applicable.
When receiving foreign currency payments in excess of €50,000 derived from the ownership of shares (e.g., as a result of the sale of the shares or the receipt of dividends), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will likely need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.
Foreign Asset/Account Reporting Information
You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

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SCHEDULE M
GUIDE TO TAX ISSUES IN THE UNITED KINGDOM
The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of RSUs pursuant to the offer for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of May 2017. We have not obtained a tax ruling or other confirmation from the HM Revenue & Customs (“HMRC”) in the United Kingdom with regard to this information, and it is possible that HMRC may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the RSUs are granted, the RSUs vest, or you sell common stock acquired upon vesting of the RSUs.
If you are a citizen or resident of more than one country, are considered a resident of more than one country for local law purposes, or if you are not treated as resident and domiciled in the United Kingdom, the income tax and social security, the information contained in this summary may not be applicable to you. In addition, if you received the eligible options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the offer in the original grant country, as well as in the new country. Accordingly, you are strongly encouraged to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
TAX INFORMATION
Your eligible options may be have been subject to your agreement to accept any liability for secondary Class 1 national insurance contributions (“NICs”) which may be payable by Fitbit and/or the subsidiary employing you in connection with the exercise of the option and any taxable or tax withholding event (the “Employer’s NICs”). You may have entered into a joint election with Fitbit and/or the subsidiary employing you (the “Joint Election”) to accomplish the transfer of the Employer’s NICs liability to you. You should review your eligible option agreements and any country-specific appendix thereto to determine any terms and conditions related to the Employer NICs liability with regard to your eligible options and speak to your financial advisor if you have questions concerning same.
Should you decide to participate in the Offer to Exchange, the RSU grant also will be subject to your agreement to accept any liability for Employer NICs in connection with the grant of the RSUs and any shares acquired thereunder as described below.
Option Exchange
You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs pursuant to the Offer to Exchange.
Grant of RSUs
You likely will not be subject to tax when the RSUs are granted to you.
Vesting of RSUs
You will be subject to income tax and NICs (both employee and employer) when the RSUs vest and shares are issued to you. The taxable amount will be the market value of the shares issued to you at vesting. Please note that you are liable for Employer NICs on the taxable amount under the NICs Joint Election that you entered into with Fitbit in connection with the RSU grant.
Sale of Shares
When you subsequently sell any common stock acquired at vesting of the RSUs at a gain, you will be subject to capital gains tax. You will be taxed on the difference between the sale proceeds and the market value of the shares

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at vesting. However, you will be subject to capital gains tax in any tax year only if your capital gain exceeds your annual personal exemption.
Furthermore, if you acquire other shares of Fitbit, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax adviser to determine how share identification rules apply in your particular situation.
Withholding and Reporting
Your employer will calculate the income tax and NICs (both employer and employee) due at delivery and will account for these amounts to HMRC on your behalf. You are liable for all income tax and NICs due and must pay all such taxes. Your employer is also required to report the details of the grant and vesting of the RSUs and the acquisition of shares on its annual online tax returns filed with HMRC.
In addition to your employer’s reporting obligations, you are responsible for reporting any income acquired upon vesting of the RSUs and the sale of your shares on your annual tax return. You are also responsible for paying any tax resulting from the sale of the shares.

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